UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2026

GREENLAND ENERGY COMPANY

(Exact name of registrant as specified in its charter)

39-4828593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3400 East Bayaud Avenue, Suite 400 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

(918) 361-7000

(Registrant’s telephone number, including area code)

Commission File No. 333-294995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLND	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GLNDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2026, Greenland Energy Company (the “Company”) consummated a public offering of (i) 16,250,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), (ii) 1,250,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, and (iii) 17,500,000 warrants (the “Common Warrants”) to purchase shares of Common Stock, resulting in aggregate gross proceeds of approximately $70 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the sale of its securities for general corporate purposes, including working capital and operating expenses.

The Securities Offered

The offering consists of (i) 16,250,000 shares of Common Stock, (ii) 17,500,000 Common Warrants, and (iii) 1,250,000 Pre-Funded Warrants. The combined public offering price for each share of Common Stock, together with one Common Warrant, was $4.00. The combined purchase price for each Pre-Funded Warrant, together with one accompanying Common Warrant, was $3.9999. The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share and will remain exercisable until exercised in full. Each Common Warrant is immediately exercisable upon issuance for a period of five years following the date of issuance. The Common Warrants have been approved for listing on the Nasdaq Global Market under the symbol “GLNDW.” Each Common Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.00 per share.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Pre-Funded Warrants may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-Funded Warrants are exercised in full.

A holder of the Common Warrants and the Pre-Funded Warrants may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The Common Stock, Pre-Funded Warrants, Common Warrants, and shares underlying the Pre-Funded Warrants and Common Warrants were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-294995), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”).

On April 29, 2026, the Company also entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental agreed to act as warrant agent with respect to the Common Warrants. A copy of the Warrant Agent Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

The foregoing does not purport to be a complete description of each of the Common Warrants and Pre-funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, and 4.2 respectively, to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

In connection with the offering, on April 27, 2026, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to investors, on a best efforts basis, the Common Stock and/or the Pre-Funded Warrants. As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 3.0% of the aggregate gross proceeds.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued press releases announcing the pricing and closing of the Offering on April 27, 2026, and April 29, 2026, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of April 27, 2026, by and between Greenland Energy Company and ThinkEquity LLC as Placement Agent.
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
10.1	Warrant Agent Agreement by and among the Company and Continental Stock Transfer & Trust Company, dated April 29, 2026
99.1	Press Release dated April 27, 2026
99.2	Press Release dated April 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLAND ENERGY COMPANY

/s/ Robert B. Price
April 30, 2026	Robert B. Price
Chief Executive Officer

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